EXHIBIT 32.4

Written Statement of Principal Accounting Officer Furnished Pursuant to
18 U.S.C. Section 1350,
as Adopted by
Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Annual Report on Form 10-KSB of HouseRaising, Inc. (the "Company") for the year ended December 31, 2004 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Christine M. Carriker, Senior Vice President and Chief Administrative Officer, certify, pursuant to 18 U.S.C. Section 1350, as adopted by Section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge, that:

(1) the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) information contained in the Report fairly presents, in all material respects, the financial condition as of December 31, 2004 and results of operations for the year ended December 31, 2004 of the Company and its subsidiaries.

Date: March 30, 2005	By:	/s/ Christine M. Carriker
Name: Christine M. Carriker
Title: Senior Vice President and Chief Administrative Officer (Principal Accounting Officer)

This certification accompanies this Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Companle call volume.
8. Strategic advice and other customary IR services.